Exhibit 10.1

AMENDMENT NO. 1

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of September 13, 2006 (the “Amendment No. 1”), among Phase Forward Incorporated, a Delaware corporation (“Phase Forward”), Lincoln Technologies, Inc., a Massachusetts corporation and wholly owned subsidiary of Phase Forward (“Lincoln”) and Lincoln SR, Inc. as the Securityholder Representative (the “SR”).

WHEREAS, reference is made to the Agreement and Plan of Merger dated as of August 16, 2005 among Phase Forward, Abe Acquisition Corp., a Massachusetts corporation and wholly owned subsidiary of Phase Forward, Lincoln Technologies, Inc., a Massachusetts corporation  and the SR (the “Agreement”);

WHEREAS, pursuant to Section 15.7 of the Agreement, the Agreement may be amended by the parties against which enforcement of such amendment is sought; and

WHEREAS, Phase Forward, Lincoln and the SR desire to amend the Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

1.                             Definitions.  Capitalized terms used in this Amendment No. 1 and not otherwise defined shall have the meanings ascribed to them in the Agreement.

2.                             Amendment No. 1 of Section 4.8(a).  Section 4.8(a) of the Agreement is hereby amended by deleting Section 4.8(a) in its entirety and replacing it with the following:

“(a)                                 As part of the Merger Consideration issued by Phase Forward in the Merger, in addition to the Base Consideration and in addition to the $2.0 million payment made in May 2006 (the “2006 Payment”), Phase Forward shall make the following payment(s) (collectively with the 2006 Payment, the “Earnout”) to the Securityholder Representative for further distribution to the Lincoln Securityholders in accordance with Sections 4.2 and 4.3:

a fixed payment of $3.5 million due and payable on December 26, 2007 (the “2007 Payment”).”

3.                             No Additional Consideration. Notwithstanding any other provisions of the Agreement, Lincoln and the SR acknowledge and agree that the 2007 Payment shall be the only additional consideration payable to the Lincoln Securityholders under the Agreement other than the release of the Escrow Amount in accordance with the provisions of the Agreement.

4.                             Ratification of Agreement.  This Amendment No. 1 shall be construed in connection with and as part of the Agreement, and except as modified and expressly waived or amended hereby, all terms, conditions and covenants contained in the Agreement are hereby ratified and shall remain in full force.

5.                             References to the Agreement.  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment No. 1 may refer to the Agreement without making specific reference to this Amendment No. 1, but nevertheless, all such references shall include this Amendment No. 1 unless the context otherwise requires.

6.                             Counterparts.  This Amendment No. 1 may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto.

7.                             Facsimile Signature.  This Amendment No. 1 may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment No. 1 to be executed as of the date first written above.

PHASE FORWARD INCORPORATED

By:	/s/ Robert K. Weiler

Name:	Robert K. Weiler

Title:	President and CEO

LINCOLN TECHNOLOGIES, INC.

By:	/s/ Robert K. Weiler

Name:	Robert K. Weiler

Title:	President

LINCOLN SR, INC.

By:	/s/ Channing H. Russell

Name:	Channing H. Russell

Title:	President
Securityholder Representative